UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

P. Ducom, Director, ExxonMobil Europe

Remarks at European Business Summits Clean Energy Summit

Remarks made March 23, 2021

Available for replay March 24, 2021

Well thank you very much Megan. Yes, it’s a pleasure. It’s great to be on this panel, and I must say it’s not very often in the energy world that we’re on a truly diverse panel. When I think about the title ‘A Circular Economy for Climate Neutrality’ I would almost add to that ‘to protect the planet’, because reducing waste and emission is the right thing to do for the planet, for us and for the next generations. But what does it mean for society? For me it means two things: it means switching from being waste oriented to being resource oriented. It also means on the energy side, what we called the dual challenge: meeting the needs of society for energy to support prosperity, while addressing the risk of climate change, which is about reducing greenhouse gases. For a company like ExxonMobil, it’s also very important – on climate we do support the Paris Agreement and the carbon neutrality objective, we’re active in four key fronts: first of all reducing our own emissions; second, helping our customers reduce their emissions; third, working with policymakers and supporting the regulatory process; and fourth, technology and I am just going to say a few words about that. When we look at technology and emissions, we focus on three key sectors: power generation, industry and commercial transportation. Those represent 80% of the emissions from energy. And in there our focus on technology development has been carbon capture and storage, hydrogen, biofuels and process efficiencies, and we can come back to that in a few minutes. On circular economy I’ll illustrate with the use of plastics as an example. Plastics bring great benefits to society, both from a carbon footprint, energy consumption, water use and helping other sectors reduce their waste. It’s a clear, clear enabler to climate neutrality. But in order to use the full potential of plastics, the challenge of plastic waste in the environment and in the oceans needs to be addressed. The concept of circular economy can help, especially in developed economies—I’m sure we can come back to that later. Innovation will play a very important role, but this issue of waste and plastic waste in the ocean and in the environment is closely linked to waste management infrastructure in developing nations. We can’t forget that 3 billion people are without access to controlled waste management. So I’m sure we can talk about that later in the discussion, but I think as we look about these two things and how they interconnect, they definitely have things in common in terms of challenges and opportunities. First is that science and life-cycle analysis needs to guide our choices, and second is for anything to happen in these areas we need three key enablers: we need technology, we need infrastructure and we need regulations. And it’s only when those three things are in place that things really move. So we’re really pleased to be on that panel, our industry has a lot of solutions to offer, ExxonMobil as well, and I’m looking forward to the discussion.

***

Oh thank you, that’s a good one. I’ll build on this plastic example because I think it puts everything together and I will start with wishful thinking, as to help people understand the value that plastics bring to society and how they can enable lower emissions. And I’m just going to take just a few examples. In transportation, when you look at plastic components in a car, they weigh 50% less than alternatives and by that they help reduce fuel consumption by 20-35% or they can make electric vehicles have longer ranges. In buildings, plastic insulation boards save 150 times the amount of energy that is used to manufacture them. When we talk about preventing food losses, plastic packaging for example can extend shelf life by three to six days, that’s huge. For me then, when you think that producing one kilogramme of meat leads to the emissions equivalent to three hours of driving, [you begin] see to understand that long shelf life has good side benefits. When you look at packaging more broadly, about half of European goods are packaged in plastics, but they only account that packaging for 70% of the total weight. And furthermore, that weight has been reduced by 28% over the past ten years, so lightweight packaging materials help reduce emissions during transportation and help lengthen the life of the product. But as we think about that, those are the benefits. We can’t lose sight of the fact that plastic waste is an issue and that plastic should not be considered a waste but a resource. Plastic waste in the environment needs to be addressed as otherwise alternatives might be chosen that have greater greenhouse gas impact. We can talk separately about the issue of plastic waste in the ocean and the global waste management issue that I mentioned in my introduction about the 3 billion people who don’t have access to that. But if we stay here in Europe, about 30 million tonnes of plastics are collected every year and only a third of that is being recycled. That’s not efficient and that’s something we really need to address. When you look at how we approach that, in some places of course it’s how do we work that with our customers, how do we work it with our suppliers across the value chain. But we help develop products that last longer, that’s a good example of how you save in all fronts. For example in green houses where you have a plastic film on top of that, those films last now three years when they used to last one. You can help work and work with your customers and your customers’ customers to design for circularity with end-of-life in mind. This means changing the type of structure that they use in the packaging, making those packaging solutions more easily recyclable than the standard we have. You find that in detergent and dishwasher packaging, for example. We can think about products that we have that help recycle and helping the recycle process by making recycling easier or stepping up the performance of the recycled product through the addition of, in our case it’s called the Vista Max performance polymers. Those are things that are already ongoing, and we can work with our customers and as long as there is market pull those will continue to go forward and accelerate. The areas where we need help are the technology solutions that are required for recycling, because those are the ones that are going to create value for plastic waste. And in our case we have just completed a planned trial of what we call advanced recycling technology and advanced recycling process in our Baytown integrated complex, which will convert complex to recycle plastic waste into raw materials for the production of high value polymers. That’s how we can create a valuable outlet for plastic waste and that’s a key driver. And finally, and I’m sure Estelle talk about that, there is a question of collection of sorting. It’s good to have the incentive, but there are still gaps in the system and recently we created a joint venture called Cyclyx which will use innovative solution to aggregate and pre-process some large volume of plastic waste, making them available to bigger plastic recycling facilities like the advanced recycling solutions I was talking about. So the last two, clearly there is a need for policy support to make sure that those can both integrate in the solution set and then supporting that for the development.

***

Yeah I would add two or two or three examples, and I would start with, and I think it’s great we’re hearing that in the panel, is there is not one silver bullet. In order to address the kind of challenges we’re talking about it’s about the additivity of solutions – not which one is better, but how each solution could contribute to the resolution of the problem. And I think we took the example of plastics, which is I think a really good one, there’s a plastic that is easy to recycle that will be recycled through mechanical recycling the traditional way, there are plastics that are more complicated, mixed plastics or plastic that will be recycled through advanced recycling technologies, and there will be plastic that are too hard to recycle that may end up being valued as fuel. That’s probably not the best way, but we see that as the last of the alternatives. And I think for the policymaker the question or the ask is how do you align the policies with the solutions that are on the table today. Policies can be 10-15 years old and solutions are new things that are bringing to the table now, and it’s obviously a lot of new things, we’re seeing an acceleration of the transition, and therefore we need to make sure that we can match the policies with the transition. The other thing with the solutions, the other thing is for us to invest we had need to have a stable regulatory environment, we need to understand where regulations are going, those need to be technology neutral, science-based and embed the lifecycle analysis and how we look at things and compare things. I think there is a different way to think in a circular economy, which is to make sure that what today is my customer’s customer can become my supplier. In other words that waste can become secondary raw materials and you know the situation in Europe where waste is a waste and a raw material is a raw material, and there is a lot of work going into that but they’re not yet together. And I think there is a need, when we’re talking about what can we do with the customer, is to create trust. To create, to give them enough information and reassurance that what they are picking, what they are choosing is the right solution. And there is a big, big element of that would come through certification, the products that are certified recycles, and when we look at, currently, and I think MEP Spyraki has mentioned that, is we want to encourage the use of recycled product. We need to make sure that we use the broadest possible definition of what ‘recycled’ is, to certify that to bring the confidence, to make sure that we can use material balances type approaches to certify that products are recycled, and when we have that we can really step up some of these activities and investments. I wanted to come back very quickly on steel and cement, because those are very good examples, and today you have two broad range of solutions. Take the CO2 out at the outlet of the process as CO2 is an inherent output of the cement and steel process, or try to decarbonise the process itself and work on the technology. The decarbonisation of the gases that get out of these cement and steel process is something we can do today. It’s called carbon capture and storage, it is a technology that has been demonstrated, that has been in use for more than 30 years. As a company we have 30 years of experience, we have captured 40% of the CO2 in the world, 114 million tonnes today, and we capture every year 9 million tonnes per year. We need a regulatory framework that will help us do that so that we can decarbonise and reduce emissions from manufacturing processes, and that will be one of the many solutions that can do that but you ask what can be done quickly, well, bring the regulations that support the deployment over those kinds of technologies.

***

Yeah, I’m going to just try to illustrate the challenge which I could summarise by saying protect what you have, develop what you need, but when you think about it from an energy intensive industry standpoint, and you can think you mentioned cement, steel, refining petrochemical, glass and a few others, the big challenge for that is to avoid this investment leakage and carbon leakage that we’re talking a lot about. If Europe accelerates the transition and ends up going much faster than the other regions of the world, there will be such a disconnect on carbon pricing and cost of industry that industry will not be able to be competitive, that will create significant tensions. And I think this question of industry competitiveness in particular for the energy intensive industries needs to be addressed and there is a lot of work going on as part of the Green Deal. But we can’t underestimate the implications of that. Carbon leakage is the worst thing that can happen. The work gets done, it just gets done elsewhere with more emissions. So we need to think about this to protect our jobs here, we need to support the industrial competitiveness, especially of our energy intensive industries. For the other pieces, back to the policy asks we talked about is this regulatory environment, the policies we need and the adoption of the new solutions that will attract new investment and create new jobs. And so I think we need to make sure we think about the two aspects: how do you protect your industry and make sure it doesn’t go away, while creating new ones as the world transforms.

***

I would like to come back to my very early introduction. It’s great to have a discussion on this topic: resource efficiency, waste and greenhouse gas emissions, these are some of the most important challenges of our times. And then when I think about it the three hopes I have is that science will help guide our choices, innovation will give us the solutions we need, and the policies will support that appointment at scale. And at least as a company we are trying to do that, building on our own knowhow and capabilities and we’re bringing some of the solutions to market. And we think it’s the right thing to do and we really welcome the opportunity to engage with policymakers and other members of industry, this is a really great opportunity to exchange and no one of us can do it by ourselves, we have to do it together and a great way to have this kind of discussion.

###

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.